UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 25, 2019
GH Capital, Inc.
(Exact name of registrant as specified in its charter)
Florida	333-211778	38-3955212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 South Biscayne Boulevard, Suite 2790 , Miami, FL		33131
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(305) 714-9397

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 25, 2019, the Board of Directors (the “Board”) for GH Capital, Inc., a Florida corporation (the “Company”) approved a change in the fiscal year end from September 30 to July 31, effective immediately for the year 2019 and for all subsequent years until such time as the Board resolves to amend such fiscal year end. The fiscal year has been changed to conform to the July 31 fiscal year end of Vitana-X, Inc., which was acquired by the Company on August 21, 2019, and which is being treated as the accounting acquirer. Therefore, no transition report is required. The Company expects to make the fiscal year change on a prospective basis.

Following such change, the date of the Company’s next fiscal year end is July 31, 2020. Consequently, the Company will file a quarterly report on Form 10-Q for the three-month period ended October 31, 2019, January 31, 2020, and April 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GH Capital, Inc.
(Registrant)
Date:	December 6, 2019
		By:	/s/ William Bollander
		Name:	William Bollander
		Title:	Chief Executive Officer